UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 30, 2010
Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51211 (Commission File Number)	20-2096338 (I.R.S. Employer Identification No.)
8484 Westpark Drive
Suite 720
McLean, VA 22102
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 442-5500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 30, 2010, Global Telecom & Technology, Inc., a Delaware corporation (“Company”), and its subsidiaries Global Telecom & Technology Americas, Inc., a Virginia corporation (“GTTA”), GTT-EMEA, Ltd., a private limited liability company incorporated and registered in England and Wales (“EMEA”) and WBS Connect LLC, a Colorado limited liability company (“WBS”, and together with GTTI, GTTA and EMEA, individually and collectively, jointly and severally, the “Borrower”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (“Bank”) and certain related documents.
     The Loan Agreement provides for a term loan facility of $10 million (the “Term Loan”), and a revolving line of credit facility in the aggregate principal amount of up to $5 million (the “Line of Credit”). The Loan Agreement contains customary representations and warranties of the Borrower and customary events of default. The obligations of the Borrower under the Loan Agreement are secured by substantially all of Borrower’s tangible and intangible assets pursuant to the Loan Agreement (except in the case of EMEA, pursuant to the Debenture (discussed in more detail below)).
     The availability under the Line of Credit is calculated during any month as a percentage of eligible accounts and is subject to certain conditions, including the continued accuracy of the Borrower’s representations, warranties and covenants.
     The Term Loan matures on September 30, 2015. The Borrower shall repay the Term Loan in sixty (60) equal installments of principal and interest, with interest accruing at a floating per annum rate equal to the Bank’s prime rate plus 3%, unless the Borrower achieves certain performance criteria, in which case the interest rate shall be equal to the Bank’s prime rate plus 2%.
     The Line of Credit matures on September 29, 2012. The principal amount outstanding under the Line of Credit shall accrue interest at a floating per annum rate equal to the Bank’s prime rate plus 2%, unless the Borrower achieves certain performance criteria, in which case the interest rate shall be equal to the Bank’s prime rate plus 1%.
     The obligations of the Borrower under the Loan Agreement are guaranteed by TEK Channel Consulting, LLC, a Colorado limited liability company (“TEK”), and GTT Global Telecom Government Services, LLC, a Virginia limited liability company (“GTGS”, together with TEK, the “Guarantors”), each a wholly-owned subsidiary of GTTA, pursuant to unconditional guaranties executed by each Guarantor in favor of SVB (each a “Guaranty”). Each Guaranty is secured by each Guarantor’s tangible and intangible assets pursuant to a security agreement containing representations, warranties and covenants substantially similar to those made under the Loan Agreement with respect to the Borrower.
     The Debenture executed by EMEA in favor of SVB (the “Debenture”) provides certain additional terms and conditions related to EMEA and a charge of EMEA’s assets to SVB to secure such obligation.
     The foregoing description of the Loan Agreement and related documents does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement and such related documents. The Loan Agreement, the Debenture and each Guaranty are filed as Exhibits 10.1, 10.2, 10.3, and 10.4 respectively, to this Form 8-K and are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation.
     The information disclosed under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.
     On September 30, 2010, we issued a press release announcing the entry into the Loan Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1	Loan and Security Agreement by and among Global Telecom & Technology, Inc., Global Telecom & Technology Americas, Inc., GTT-EMEA, Ltd., WBS Connect LLC and Silicon Valley Bank dated September 30, 2010.

10.2	Debenture executed by GTT-EMEA, Ltd. in favor of Silicon Valley Bank dated September 30, 2010.

10.3	Unconditional Guaranty by TEK Channel Consulting, LLC dated September 30, 2010.

10.4	Unconditional Guaranty by GTT Global Telecom Government Services, LLC dated September 30, 2010.

99.1	Press Release dated September 30, 2010.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2010	GLOBAL TELECOM & TECHNOLOGY, INC.
/s/ Chris McKee
Chris McKee
Secretary and General Counsel

3